Exhibit 99.1
L BRANDS REPORTS RECORD THIRD QUARTER 2020 RESULTS

Columbus, Ohio, Nov. 18, 2020 — L Brands, Inc. (NYSE: LB) today reported 2020 third quarter results.

Third Quarter Results
The company reported earnings per share of $1.17 for the third quarter ended Oct. 31, 2020, compared to a loss per share of $0.91 for the quarter ended Nov. 2, 2019. Third quarter operating income was $580.6 million compared to an operating loss of $151.2 million last year, and net income was $330.6 million compared to a net loss of $252.0 million last year.

Reported results above include the following significant items:

In 2020, a net gain totaling $0.04 per share resulting from the following:
•A $52.7 million pre-tax loss ($0.14 per share) on early extinguishment of debt;
•A $29.9 million pre-tax gain ($0.10 per share) related to the establishment of a joint venture for the Victoria’s Secret U.K. business with Next PLC; and
•A $23.1 million net tax benefit ($0.08 per share) related to tax matters associated with foreign investments and recent changes in tax legislation.

In 2019, charges of $0.93 per share resulting from the following:
•A $247.5 million non-cash pre-tax impairment charge ($0.83 per share) related to certain Victoria’s Secret store and other assets; and
•A $37.2 million pre-tax charge ($0.10 per share) to increase reserves related to ongoing guarantees for the La Senza business which was sold in the fourth quarter of 2018.

Excluding the above items, adjusted third quarter earnings per share were $1.13 compared to $0.02 last year, adjusted operating income was $550.7 million compared to $96.3 million last year, and adjusted net income was $320.3 million compared to $5.7 million last year.

At the conclusion of this press release is a reconciliation of reported-to-adjusted results, including a description of the above items.

The company reported net sales of $3.055 billion for the 13 weeks ended Oct. 31, 2020, compared to net sales of $2.677 billion for the quarter ended Nov. 2, 2019. Comparable sales increased 28 percent for the quarter ended Oct. 31, 2020.

Andrew Meslow, Chief Executive Officer of L Brands, stated “L Brands reported a record third quarter, driven by exceptional results and continued strength at Bath & Body Works, and a significant improvement in performance at Victoria’s Secret. On behalf of the Board of Directors and the management team, I’d like to express our sincere appreciation to our associates, whose hard work and dedication during these unprecedented times made these results possible. As we head into the holidays, our inventories are well-positioned, and we are encouraged by customers’ early response to our
VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

merchandise assortments. However, we are cautious about our ability to exceed last year’s fourth quarter sales and earnings results, given anticipated constraints on store traffic, online fulfillment and shipping capacity, as well as other uncertainties related to the COVID pandemic. We are confident in the strength of our brands and remain focused on execution and delivering the best possible outcome for the fourth quarter.”

Earnings Call and Additional Information
Additional third quarter financial information, including management commentary, is currently available at www.LB.com. L Brands will conduct its third quarter earnings call at 9:00 a.m. Eastern on November 19. To listen, call 1-888-946-7609 (international dial-in number: 1-517-308-9411); conference ID 6362067. For an audio replay, call 1-888-676-2681 (international replay number: 1-402-220-6447); conference ID 6362067 or log onto www.LB.com.

ABOUT L BRANDS:
L Brands, through Victoria’s Secret, PINK and Bath & Body Works, is an international company. The company operates 2,681 company-operated specialty stores in the United States, Canada and Greater China, and its brands are also sold in more than 700 franchised locations worldwide. The company’s products are also available online at www.BathandBodyWorks.com, www.VictoriasSecret.com and www.PINK.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made by our company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or otherwise made by our company or our management:
•General economic conditions, consumer confidence, consumer spending patterns and market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;
•divestitures or other dispositions, including any divestiture of Victoria’s Secret and related operations, could negatively impact our business, and contingent liabilities from businesses that we have sold could adversely affect our financial statements;
•the seasonality of our business;
•difficulties arising from turnover in company leadership or other key positions;
•our ability to attract, develop and retain qualified associates and manage labor-related costs;
•liabilities arising from divested businesses;
•the dependence on mall traffic and the availability of suitable store locations on appropriate terms;
•our ability to grow through new store openings and existing store remodels and expansions;
•our ability to successfully expand internationally and related risks;
•our independent franchise, license and wholesale partners;
•our direct channel businesses;
•our ability to protect our reputation and our brand images;
•our ability to attract customers with marketing, advertising and promotional programs;
•our ability to protect our trade names, trademarks and patents;
•the highly competitive nature of the retail industry and the segments in which we operate;
•consumer acceptance of our products and our ability to manage the life cycle of our brands, keep up with fashion trends, develop new merchandise and launch new product lines successfully;
•our ability to source, distribute and sell goods and materials on a global basis, including risks related to:
•political instability, environmental hazards or natural disasters;
VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

•significant health hazards or pandemics, which could result in closed factories, reduced workforces, scarcity of raw materials, and scrutiny or embargoing of goods produced in infected areas;
•duties, taxes and other charges;
•legal and regulatory matters;
•volatility in currency exchange rates;
•local business practices and political issues;
•potential delays or disruptions in shipping and transportation and related pricing impacts;
•disruption due to labor disputes; and
•changing expectations regarding product safety due to new legislation;
•our geographic concentration of vendor and distribution facilities in central Ohio;
•fluctuations in foreign currency exchange rates;
•stock price volatility;
•our ability to pay dividends and related effects;
•our ability to maintain our credit rating;
•our ability to service or refinance our debt;
•shareholder activism matters;
•the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;
•fluctuations in product input costs;
•our ability to adequately protect our assets from loss and theft;
•fluctuations in energy costs;
•increases in the costs of mailing, paper and printing;
•claims arising from our self-insurance;
•our ability to implement and maintain information technology systems and to protect associated data;
•our ability to maintain the security of customer, associate, third-party or company information;
•our ability to comply with laws and regulations or other obligations related to data privacy and security;
•our ability to comply with regulatory requirements;
•legal and compliance matters; and
•tax, trade and other regulatory matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

For further information, please contact:

L Brands:
Investor Relations	Media Relations
Amie Preston	Brooke Wilson
(614) 415-6704	(614) 415-6042
apreston@lb.com	communications@lb.com
VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS
THIRD QUARTER 2020

Comparable Sales Increase (Decrease) (Stores and Direct):

	Third Quarter	Third Quarter	Year- to- Date	Year- to- Date
	2020	2019	2020	2019
Bath & Body Works[1]	56%	9%	70%	10%
Victoria's Secret[2]	4%	(8%)	3%	(6%)
L Brands[2]	28%	(2%)	30%	(1%)
NOTE: Stores are excluded from the comparable sales calculation when they have been closed for four consecutive days or more. Therefore, comparable sales results for 2020 exclude periods of time that stores were closed for four consecutive days or more as a result of the COVID-19 pandemic.  Refer to our SEC filings for further discussion regarding our comparable sales calculation.
1 - Results include company-operated stores in the U.S. and Canada and direct sales.
2 - Results include company-operated stores in the U.S., Canada, the U.K. (pre-joint venture) and Greater China and direct sales.

Comparable Sales Increase (Decrease) (Stores Only):

	Third Quarter	Third Quarter	Year- to- Date	Year- to- Date
	2020	2019	2020	2019
Bath & Body Works[1]	38%	5%	45%	5%
Victoria's Secret[2]	(10%)	(9%)	(13%)	(8%)
L Brands[2]	13%	(3%)	13%	(3%)
NOTE: Stores are excluded from the comparable sales calculation when they have been closed for four consecutive days or more. Therefore, comparable sales results for 2020 exclude periods of time that stores were closed for four consecutive days or more as a result of the COVID-19 pandemic.  Refer to our SEC filings for further discussion regarding our comparable sales calculation.
1 - Results include company-operated stores in the U.S. and Canada.
2 - Results include company-operated stores in the U.S., Canada, the U.K. (pre-joint venture) and Greater China.

Total Sales (Millions):

	Third Quarter	Third Quarter	% Inc/ (Dec)	Year- to- Date	Year- to- Date	% Inc/ (Dec)
	2020	2019		2020	2019
Bath & Body Works Stores - U.S. and Canada	$1,201.8	$871.7	37.9%	$2,303.6	$2,468.4	(6.7%)
Bath & Body Works Direct	446.5	192.4	132.1%	1,254.0	527.3	137.8%
Bath & Body Works International[1]	53.9	34.8	54.9%	158.3	128.9	22.8%
Total Bath & Body Works	$1,702.2	$1,098.9	54.9%	$3,715.9	$3,124.6	18.9%
Victoria's Secret Stores - U.S. and Canada	$755.2	$1,080.9	(30.1%)	$1,632.8	$3,462.2	(52.8%)
Victoria's Secret Direct	470.0	331.3	41.9%	1,391.5	1,066.5	30.5%
Victoria's Secret International[2]	127.9	165.3	(22.6%)	288.7	503.9	(42.7%)
Total Victoria's Secret	$1,353.1	$1,577.5	(14.2%)	$3,313.0	$5,032.6	(34.2%)
Other	$—	$0.3	—	$—	$49.9	—
L Brands	$3,055.3	$2,676.7	14.1%	$7,028.9	$8,207.1	(14.4%)

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

1 - Results include royalties associated with franchised stores and wholesale sales.
2 - Results include company-operated stores in the U.K. (pre-joint venture) and Greater China, royalties associated with franchised stores and wholesale sales.

Total Company-Operated Stores:

	Stores at			Transferred to	Stores at
	2/1/20	Opened	Closed	joint venture	10/31/20
Bath & Body Works	1,637	24	(18)	—	1,643
Bath & Body Works Canada	102	1	—	—	103
Total Bath & Body Works	1,739	25	(18)	—	1,746

Victoria's Secret	909	18	(223)	—	704
PINK	144	2	(3)	—	143
Victoria's Secret Canada	33	—	(10)	—	23
PINK Canada	5	—	(3)	—	2
Victoria's Secret U.K./Ireland	21	—	—	(21)	—
PINK U.K.	5	—	—	(5)	—
Victoria's Secret Beauty and Accessories	41	1	(4)	—	38
Victoria's Secret Greater China	23	3	(1)	—	25
Total Victoria's Secret	1,181	24	(244)	(26)	935

Total L Brands	2,920	49	(262)	(26)	2,681

Total Partner-Operated Stores:

	Stores at			Transferred to	Stores at
	2/1/20	Opened	Closed	joint venture	10/31/20
Bath & Body Works	262	10	(3)	—	269
Bath & Body Works - Travel Retail	16	1	—	—	17
Victoria's Secret	72	9	(1)	21	101
PINK	12	1	(1)	5	17
Victoria's Secret Beauty & Accessories	207	2	(14)	—	195
Victoria's Secret Beauty & Accessories - Travel Retail	153	2	(11)	—	144
Total L Brands	722	25	(30)	26	743

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
THIRTEEN WEEKS ENDED OCTOBER 31, 2020 AND NOVEMBER 2, 2019
(Unaudited)
(In thousands except per share amounts)
	2020	2019
Net Sales	$3,055,276	$2,676,747
Costs of Goods Sold, Buying and Occupancy	(1,695,787)	(1,936,244)
Gross Profit	1,359,489	740,503
General, Administrative and Store Operating Expenses	(778,878)	(891,717)
Operating Income (Loss)	580,611	(151,214)
Interest Expense	(120,729)	(92,098)
Other Loss	(50,418)	(34,051)
Income (Loss) Before Income Taxes	409,464	(277,363)
Provision (Benefit) for Income Taxes	78,882	(25,371)
Net Income (Loss)	$330,582	$(251,992)

Net Income (Loss) Per Diluted Share	$1.17	$(0.91)

Weighted Average Shares Outstanding [1]	283,001	276,398

1 - Reported Weighted Average Shares Outstanding in the third quarter of 2019 reflects basic shares due to the Net Loss.
VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
THIRTY-NINE WEEKS ENDED OCTOBER 31, 2020 AND NOVEMBER 2, 2019
(Unaudited)
(In thousands except per share amounts)
	2020	2019
Net Sales	$7,028,951	$8,207,095
Costs of Goods Sold, Buying and Occupancy	(4,669,373)	(5,550,340)
Gross Profit	2,359,578	2,656,755
General, Administrative and Store Operating Expenses	(2,052,625)	(2,480,024)
Operating Income	306,953	176,731
Interest Expense	(321,772)	(286,105)
Other Loss	(48,228)	(65,550)
Loss Before Income Taxes	(63,047)	(174,924)
Benefit for Income Taxes	(47,165)	(783)
Net Loss	$(15,882)	$(174,141)

Net Loss Per Basic Share	$(0.06)	$(0.63)

Weighted Average Shares Outstanding [1]	277,804	276,059

1 - Reported Weighted Average Shares Outstanding in 2020 and 2019 reflects basic shares due to the Net Loss.

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
ADJUSTED FINANCIAL INFORMATION
(Unaudited)
(In thousands except per share amounts)

	Third Quarter		Year-to-Date
	2020	2019	2020	2019
Details of Special Items - Income (Expense)
Victoria's Secret Asset Impairment	$—	$(247,532)	$(213,953)	$(247,532)
Restructuring Charges	—	—	(80,807)	—
Hong Kong Store Closure and Lease Termination	—	—	36,287	—
Establishment of Victoria's Secret UK and Ireland Joint Venture with Next PLC	29,918	—	29,918	—
Special Items included in Operating Income (Loss)	29,918	(247,532)	(228,555)	(247,532)
La Senza Guarantees	—	(37,217)	—	(37,217)
Loss on Extinguishment of Debt	(52,668)	—	(52,668)	(39,564)
Special Items Included in Other Income (Loss)	(52,668)	(37,217)	(52,668)	(76,781)
Net Tax Benefit from the Resolution of Certain Tax Matters and Changes in Tax Legislation	23,085	—	93,989	—
Tax Effect of Special Items included in Operating Income (Loss) and Other Income (Loss)	9,920	27,015	57,216	36,547
Special Items included in Net Income (Loss)	$10,255	$(257,734)	$(130,018)	$(287,766)
Special Items included in Earnings (Loss) Per Diluted Share	$0.04	$(0.93)	$(0.46)	$(1.04)

Reconciliation of Reported Operating Income (Loss) to Adjusted Operating Income
Reported Operating Income (Loss)	$580,611	$(151,214)	$306,953	$176,731
Special Items included in Operating Income (Loss)	(29,918)	247,532	228,555	247,532
Adjusted Operating Income	$550,693	$96,318	$535,508	$424,263

Reconciliation of Reported Net Income (Loss) to Adjusted Net Income
Reported Net Income (Loss)	$330,582	$(251,992)	$(15,882)	$(174,141)
Special Items included in Net Income (Loss)	(10,255)	257,734	130,018	287,766
Adjusted Net Income	$320,327	$5,742	$114,136	$113,625

Reconciliation of Reported Earnings (Loss) Per Diluted Share to Adjusted Earnings Per Diluted Share
Reported Earnings (Loss) Per Diluted Share	$1.17	$(0.91)	$(0.06)	$(0.63)
Special Items included in Earnings (Loss) Per Diluted Share	(0.04)	0.93	0.46	1.04
Adjusted Earnings Per Diluted Share	$1.13	$0.02	$0.41	$0.41

See Notes to Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures.
VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
NOTES TO RECONCILIATION OF GAAP FINANCIAL MEASURES
TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

The “Adjusted Financial Information” provided in the attached reflects the following non-GAAP financial measures:

Fiscal 2020

In the third quarter of 2020, adjusted results exclude the following:
•A $52.7 million pre-tax loss ($40.0 million net of tax of $12.7 million), included in other income (loss), associated with the early extinguishment of outstanding notes.

•A $29.9 million pre-tax gain ($27.2 million net of tax of $2.7 million), included in general, administrative and store operating expenses, related to the establishment of a joint venture for the Victoria’s Secret U.K. and Ireland business with Next PLC.

•A $23.1 million net income tax benefit related to tax matters associated with foreign investments and recent changes in tax legislation.

In the second quarter of 2020, adjusted results exclude the following:
•A $117.1 million charge ($98.7 million net of tax of $18.5 million), included in buying and occupancy expenses, related to the impairment of certain Victoria’s Secret lease and store assets.

•An $80.8 million charge ($65.2 million net of tax of $15.6 million), included in general, administrative and store operating expenses, related to previously announced restructuring actions.

•A $36.3 million gain ($24.7 million net of tax of $11.6 million), principally included in buying and occupancy expenses, related to the closure and termination of our lease and the related liability for the Victoria’s Secret Hong Kong flagship store.

•A $20.5 million income tax benefit related to recent changes in tax legislation included in the CARES Act.

In the first quarter of 2020, adjusted results exclude the following:
•A $96.8 million charge ($72.0 million net of tax of $24.8 million), included in buying and occupancy expenses, related to the impairment of certain Victoria’s Secret store assets.

•A $50.4 million tax benefit related to the resolution of certain tax matters.

Fiscal 2019

In the third quarter of 2019, adjusted results exclude the following:
•A $247.5 million charge ($230.0 million net of tax of $17.5 million), $217.1 million included in buying and occupancy expenses and $30.5 million included in general, administrative and store operating expenses, related to the impairment of certain Victoria’s Secret store and other assets.

•A $37.2 million charge ($27.7 million net of tax of $9.5 million), included in other income (loss), to increase reserves related to ongoing guarantees for the La Senza business which was sold in the fourth quarter of 2018.

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

In the second quarter of 2019, adjusted results exclude the following:
•A $39.6 million pre-tax loss ($30.0 million net of tax of $9.5 million), included in other income (loss), associated with the early extinguishment of $764 million in outstanding notes maturing between 2020 and 2022 through the issuance of $500 million of new notes maturing in 2029 and the use of $315 million in cash, lowering total debt by $264 million.

In the first quarter of 2019, there were no adjustments to results.
The Adjusted Financial Information should not be construed as an alternative to the reported results determined in accordance with generally accepted accounting principles. Further, the Company’s definition of adjusted income information may differ from similarly titled measures used by other companies. Management believes that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of past and present operations. While it is not possible to predict future results, management believes the adjusted information is useful for the assessment of the ongoing operations of the Company because the adjusted items are not indicative of our ongoing operations due to their size and nature. Additionally, management uses adjusted financial information as key performance measures of results of operations for the purpose of evaluating performance internally. The Adjusted Financial Information should be read in conjunction with the Company’s historical financial statements and notes thereto contained in the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K.
VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com